SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C. 20549
                         _____________________________________


                                        FORM 8-K


                                     CURRENT REPORT

                            PURSUANT TO SECTION 13 OR 15(d)
                         OF THE SECURITIES EXCHANGE ACT OF 1934




                             Date of Report: January 16, 1996


                                PUBLICKER INDUSTRIES INC.
                  (Exact name of registrant as specified in its charter)


                                       Pennsylvania
                                 (State of incorporation)


                                1-3315
      23-0991870
                     (Commission file number)           (I.R.S.
      Employer Identification No.)



                   1445 East Putnam Avenue
                Old Greenwich, Connecticut                      06870
            (Address of principal executive offices)
      (Zip code)





                                      (203) 637-4500
                   (Registrant's telephone number, including area code)

Item 5.  Other Events

                     (a)  Publicker Industries Inc. announced on
      January 10, 1996 that a
            Consent
                          Decree, which embodies the terms of a
      settlement of litigation
            between the
                          Company and the U.S. Environmental
      Protection Agency (the "EPA")
            and
                          the Pennsylvania Department of
      Environmental Protection
            ("PADEP"), has
                          been lodged with the United States District
      Court, Eastern District of
                          Pennsylvania. The lodged Consent Decree, which has been executed by the
                          EPA, the U.S. Department of Justice, PADEP, and Publicker, is
            expected to
                          become final upon entry by the Court, which may take several months.

                          The settlement provides for payments
      totaling $14,350,000, plus
            interest, to
                          the EPA and PADEP over a six year period.
      In April 1995, the
            Company
                          deposited $4,500,000 with the Court as
      payment of a portion of the
                          settlement. In 1993, the Company recorded a charge of $14,350,000 to cover
                          this settlement.


            Item 7.  Financial Statements and Exhibits

             The following Exhibits are filed as part of this report:

                     28.1 Consent Decree lodged with the United
      States District Court,
            Eastern District
                          of Pennsylvania on December 28, 1995 to
      settle Civil Action No.
            90-7984,
                          United States of America and Commonwealth of Pennsylvania,
            plaintiffs,
                          versus Publicker Industries Inc., Cuyahoga
      Wrecking Corporation,
            Overland
                          Corporation and American Cryogas
      Industries, Inc.

                            SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused
            this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                   PUBLICKER
      INDUSTRIES INC.





                                                   By

                                                        Antonio L.
      DeLise
                                                        Vice
      President,
                                                        Chief
      Financial Officer
                                                        and Secretary



            Dated: January 16, 1996

                            SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused
            this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                   PUBLICKER
      INDUSTRIES INC.





                                                   /s/Antonio L.
      DeLise
                                                   Antonio L. DeLise
                                                   Vice President,
                                                   Chief Financial
      Officer
                                                   and Secretary



            Dated: January 16, 1996

IN THE UNITED STATES DISTRICT COURT

            FOR THE EASTERN DISTRICT OF PENNSYLVANIA

            UNITED STATES OF AMERICA,         )

                                              )

                Plaintiff,               )

                                         )

            COMMONWEALTH OF PENNSYLVANIA,          )

                                         )

                Plaintiff-Intervenor     )October 10, 1995 Final
                                         )

                   v.                         )Civil Action No.
      90-7984
                                         )

            PUBLICKER INDUSTRIES INC.,        )

            CUYAHOGA WRECKING CORPORATION,    )

            OVERLAND CORPORATION,             )

            AMERICAN CRYOGAS INDUSTRIES, INC. )

                                         )

                     Defendants.              )

            ___________________________________)











            PARTIAL CONSENT DECREE
            TABLE OF CONTENTS

            I.       BACKGROUND     1

            II.      JURISDICTION   5

            III.          PARTIES BOUND  6

            IV.      DEFINITIONS    6

            V.       REIMBURSEMENT OF RESPONSE COSTS AND PAYMENT

                OF NATURAL RESOURCE DAMAGES TO THE UNITED

                STATES BY SETTLING DEFENDANTS 11

            VI.      REIMBURSEMENT OF RESPONSE COSTS AND PAYMENT

                OF NATURAL RESOURCE DAMAGES TO THE

                COMMONWEALTH BY SETTLING DEFENDANTS     23

            VII.          FAILURE TO MAKE TIMELY PAYMENTS    27

            VIII.    PAYMENT OF RESPONSE COSTS BY THE UNITED STATES

                AS COUNTERCLAIM DEFENDANT     30

            IX.      COVENANTS NOT TO SUE BY THE UNITED STATES AND

                THE COMMONWEALTH    32

            X.       COVENANT NOT TO SUE BY SETTLING DEFENDANTS   41

            XI.      EFFECT OF SETTLEMENT; CONTRIBUTION
                PROTECTION     43

            XII.          ACCESS TO INFORMATION    49

            XIII.    RETENTION OF RECORDS     51

            XIV.          NOTICES   53

            XV.      EFFECTIVE DATE 55

            XVI.          RETENTION OF JURISDICTION     55

            XVII.    LODGING AND OPPORTUNITY FOR PUBLIC COMMENT   56

            XVIII.   SIGNATORIES    57

            IN THE UNITED STATES DISTRICT COURT
            FOR THE EASTERN DISTRICT OF PENNSYLVANIA

            UNITED STATES OF AMERICA,         )

                                              )

                Plaintiff,               )

                                         )

            COMMONWEALTH OF PENNSYLVANIA,          )

                                         )

                Plaintiff-Intervenor     )

                                         )

                   v.                         )Civil Action
      No.90-7984

                                              )

            PUBLICKER INDUSTRIES INC.,        )

            CUYAHOGA WRECKING CORPORATION,    )

            OVERLAND CORPORATION,             )

            AMERICAN CRYOGAS INDUSTRIES, INC. )

                                         )

                     Defendants.              )

            ___________________________________)



            PARTIAL CONSENT DECREE

            I.  BACKGROUND

             A. The United States of America ("United States"), by authority of the Attorney General and at the request of the
            Administrator of the United States Environmental
      Protection
            Agency ("EPA"), filed a complaint in this action on December 19,
            1990 pursuant to Sections 107(a) and 113(g)(2) of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), 42 U.S.C.
      9607(a),
            9613(g)(2).

             B. In its complaint, the United States sought, among other relief, reimbursement of response costs incurred by the United
            States at the Publicker Industries National Priorities
      List
            Superfund Site ("the Site"), located at or about 3223
      South
            Delaware Avenue in Philadelphia, Pennsylvania and a declaratory judgment as to liability for future response costs to be incurred by the United States at the Site. The Site is adjacent
            to the Delaware River. The defendants named in the United
            States' original complaint were Publicker Industries Inc. ("Publicker"), Cuyahoga Wrecking Corporation, and
      Overland
            Corporation.

             C.  Sagrocry, Inc., formerly named American Cryogas
      Industries,
            Inc., formerly named Thermice Corporation ("ACI"), is a subsidiary of Publicker. ACI operated an industrial plant at
            the Site from approximately 1928 to 1987.  The United
      States
            alleges that hazardous substances were disposed of at the Site during the period in which ACI operated its industrial plant at the Site. On December 22, 1994, the United States filed an amended complaint in which it added ACI as a defendant in this action pursuant to Sections 107(a)(2) and 113(g)(2) of CERCLA,
            42 U.S.C.  9607(a)(2), 9613(g)(2).

             D. Publicker has asserted a counterclaim against the United
            States pursuant to Section 107(a) and Section 113(f)(1) of
            CERCLA, 42 U.S.C.  9607(a), 9613(f)(1).

             E.  Pursuant to Section 107(f)(2)(A) of CERCLA, 42
      U.S.C.
            9607(f)(2)(A), the Secretary of Commerce and the Secretary of
            the Interior have been designated federal trustees for certain
            Natural Resources.  See 40 C.F.R.  300.600(b).  The
      National
            Oceanic and Atmospheric Administration ("NOAA") is a component of the U.S. Department of Commerce. NOAA and the U.S. Department of the Interior ("DOI") have each determined that
            hazardous substances released from the Site have caused damages to Natural Resources for which the Secretary of Commerce and the
            Secretary of the Interior are trustees. Through the entry of this Consent Decree, the United States' complaint in this action is deemed to be amended to add a claim for Natural
      Resource
            Damages against Publicker and ACI under Section
      107(a)(4)(C) and
            107(f) of CERCLA, 42 U.S.C.  9607(a)(4)(C) and 9607(f).

             F.  On or about May 12, 1993, the Commonwealth of
      Pennsylvania
            ("Commonwealth") filed a motion to intervene as of right and a complaint against Publicker, Cuyahoga Wrecking
      Corporation, and
            Overland Corporation. On July 6, 1993, the Court granted the
            Commonwealth's motion to intervene.

             G. On _______________, 1995, the Commonwealth filed an amended complaint in which it added ACI as a defendant in this action.
            On _______________, 1995, the Court granted the
      Commonwealth's
            motion to file an amended complaint.

             H.  Publicker and ACI (collectively, the "Settling
      Defendants")
            represent, and for purposes of this Consent Decree the United
            States and the Commonwealth rely upon this representation, that the Settling Defendants' business, corporate and financial transactions, and financial condition have been accurately stated in Publicker's 10-Q, 8-K, and 10-K Forms filed with the
            Securities and Exchange Commission ("SEC") during the three years prior to the Effective Date.

             I.  The United States, the Commonwealth, Publicker, and
      ACI
            (collectively, the "Settling Parties") have entered into this
            Consent Decree. The Settling Parties do not admit any liability arising out of the transactions or occurrences alleged in the
            United States' and the Commonwealth's amended complaints or the
            Settling Defendants' counterclaim. The Settling Parties reserve the right to contest any allegations in the United
      States' and
            the Commonwealth's amended complaints or the Settling Defendants' counterclaim in all future proceedings in this or
            any other action.

             J. The Settling Parties recognize, and the Court by entering this Consent Decree finds, that this Consent Decree has been negotiated by the Settling Parties in good faith and implementation of this Consent Decree will avoid prolonged and
            complicated litigation among the Settling Parties, and that this
            Consent Decree is fair, reasonable, and in the public interest.

             NOW THEREFORE, it is hereby ORDERED, ADJUDGED, AND
            DECREED:

            II.  JURISDICTION

             This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C.  1331 and 1345 and 42
      U.S.C.
            9613(b). This Court also has personal jurisdiction over the
            Settling Parties. Solely for the purposes of this Consent
            Decree and the underlying amended complaints and counterclaim,
            Settling Parties waive all objections and defenses that they may have to jurisdiction of the court or to venue in this District.
            The Settling Parties shall not challenge the terms of this
            Consent Decree or this Court's jurisdiction to enter and enforce this Consent Decree.





            III.  PARTIES BOUND

             A. This Consent Decree applies to and is binding upon the
            United States, upon the Commonwealth, upon the Settling Defendants, and upon the Settling Defendants' successors
      and
            assigns. Any change in ownership or corporate status of the
            Settling Defendants including, but not limited to, any transfer of assets or real or personal property shall in no way alter the
            Settling Defendants' responsibilities under this Consent
      Decree.

             B. The obligations of the Settling Defendants under this
            Consent Decree (including the obligation to pay amounts owed the
            United States and the Commonwealth under this Consent
      Decree)
            are joint and several. In the event of the insolvency or other failure of any one Settling Defendant to pay any amount owed the
            United States or the Commonwealth under this Consent
      Decree, the
            other Settling Defendant shall pay such amount owed.

            IV.  DEFINITIONS

             Unless otherwise expressly provided herein, terms used in this
            Consent Decree which are defined in CERCLA or in regulations promulgated under CERCLA shall have the meaning assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Consent Decree, the following definitions shall apply:

             "ACI" shall mean Sagrocry, Inc., formerly named American
            Cryogas Industries, Inc., formerly named Thermice
      Corporation.

             "CERCLA" shall mean the Comprehensive Environmental
      Response,
            Compensation, and Liability Act of 1980, as amended, 42
      U.S.C.
             9601 et seq.

             "Certification of Completion of the Remedial Action" shall mean the Commonwealth's written certification, pursuant to Section
            706 of HSCA, 35 P.S. 6020.706, that the Remedial Action at the
            Site has been completed in accordance with the requirements of
            (a) CERCLA; (b) HSCA, including, but not limited to,
      Section 706
            of HSCA; and (c) this Consent Decree.

             "Commonwealth" shall mean the Commonwealth of Pennsylvania,
            Department of Environmental Protection (formerly the
      Department
            of Environmental Resources), the executive agency of the Commonwealth with the duty and authority to administer, enforce,
            file and settle claims for cost recovery and natural resource damages pursuant to CERCLA and HSCA.

             "Completion of response actions" shall mean the completion of all response actions at the Site. Completion of response actions shall not be deemed to have occurred until all performance standards set forth in any existing or future
      Record
            of Decision for the Site have been achieved and all remedial actions set forth in any existing or future Record of Decision for the Site have been completed.

             "Consent Decree" shall mean this Decree.

             "Day" shall mean a calendar day unless expressly stated to be a working day. "Working day" shall mean a day other than a Saturday, Sunday, or Federal holiday. In computing any period
            of time under this Consent Decree, where the last day would fall on a Saturday, Sunday, or Federal holiday, the period shall run until the close of business of the next working day.

             "Effective Date" shall mean the date that the Court enters this
            Consent Decree.

             "EPA" shall mean the United States Environmental
      Protection
            Agency and any successor departments or agencies of the United
            States.

             "Future Response Costs" shall mean all response costs,
            including, but not limited to, direct and indirect costs, that the United States and/or the Commonwealth incurred and will incur at the Site on and after the Lodging Date.

             "HSCA" shall mean the Hazardous Sites Cleanup Act, Act of
            October 18, 1988, P.L. 756, No. 108, as amended, 35 P.S.

            6020.101 et seq.

             "Hazardous Substances" shall have the same meaning provided in
            Section 101(14) of CERCLA, 42 U.S.C.  9601(14) and
      Section 103
            of HSCA, 35 P.S. 6020.103. As applied to claims under HSCA, the term shall also include "contaminants" as defined by Section
            103 of HSCA, 35 P.S.  6020.103.

             "Lodging Date" shall mean the date that the United
      States
            lodged this Consent Decree with the Court.

             "Motion for Entry Date" shall mean the date that the United
            States files with the Court a motion for entry of this Consent
            Decree.

             "Natural Resources" shall have the meaning provided in Section
            101(16) of CERCLA, 42 U.S.C.  9601(16).

             "Natural Resource Damages" means damages, including costs of damages assessment, recoverable under Section 107 of CERCLA, 42
            U.S.C.  9607, and/or Section 702 of HSCA, 35 P.S.
      6020.702,
            for injury to, destruction of, or loss of any and all Natural
            Resources at the Site.

             "Paragraph" shall mean a portion of this Consent Decree
            identified by an arabic numeral or an upper case letter.

             "Past Response Costs" shall mean all response costs, including, but not limited to, direct and indirect costs and interest, that the United States and/or the Commonwealth incurred at the Site prior to the Lodging Date.

             "Plaintiff-Intervenor" shall mean the Commonwealth.

             "Pollutant or contaminant" shall have the same meaning provided in Section 101(33) of CERCLA, 42 U.S.C.  9601(33).

             "Publicker" shall mean Publicker Industries Inc.

             "RCRA" shall mean the Resource Conservation and Recovery
      Act,
            42 U.S.C.  6901-6992k, which is also known as the Solid
      Waste
            Disposal Act.

             "Section" shall mean a portion of this Consent Decree
            identified by a roman numeral.

             "Settling Federal Agencies" shall mean all agencies,
            departments, instrumentalities, or other constituent components of the United States and their officials and employees acting solely in their official capacities that may have CERCLA or HSCA liability at the Site including, but not limited to, the U.S.
            Department of Commerce and the General Services
      Administration.

             "Settling Parties" shall mean the United States, the
            Commonwealth, Publicker and ACI.

                "Site" shall mean the Publicker Industries Inc.
      Superfund Site
            identified in Paragraph I.B above.

             "Solid waste" shall have the same meaning provided under
            Section 1004(27) of the Solid Waste Disposal Act, 42
      U.S.C.
            6903(27).

             "United States" shall mean the United States of America.

             "Waste Material" shall mean (1) any hazardous substance;
      (2)
            any pollutant or contaminant; and (3) any solid waste.



            V.  REIMBURSEMENT OF RESPONSE COSTS AND

            PAYMENT OF NATURAL RESOURCE DAMAGES

            TO THE UNITED STATES BY SETTLING DEFENDANTS

             A.  Initial Payment.  On April 6, 1995, the Settling
      Defendants
            deposited with the Clerk of this Court the sum of four million, five hundred thousand dollars ($4,500,000) to be held for use as payment of a portion of Past Response Costs allegedly incurred by the United States in connection with the Site and for payment of a portion of Natural Resource Damages allegedly sustained at the Site.  In the Joint Motion And Stipulation To
      Establish An
            Escrow Account filed with the Court on December 20, 1994 and entered on January 10, 1995 ("the Escrow Stipulation"), the
            Settling Parties agreed that the Escrow Account could be terminated prior to the Effective Date under conditions specified in the Escrow Stipulation.

                1.  If the Escrow Account is still in existence on
      the
            Effective Date, the Clerk of this Court shall, within ten
      (10)
            days of the later of the Effective Date or the determination as to the "agreed refund" pursuant to Paragraph V.B below, release to the United States the sum of $4,500,000 plus all interest accrued in the Escrow Account on the $4,500,000 ("Accrued
      Escrow
            Account Interest").

                2. In addition to the disbursement of funds pursuant to
            Subparagraph V.A.1, if the Escrow Account is still in existence on the Effective Date, within thirty (30) days of the Effective
            Date, the Settling Defendants shall pay $4,500,000, plus an amount equal to the Accrued Escrow Account Interest (a) into the
            Escrow Account if the determination as to the "agreed refund"
            has not been made in accordance with Paragraph V.B below or (b)
            in accordance with the provisions of that determination if it has been made. Payment under Subparagraphs V.A.1 and V.A.2 shall not release the Settling Defendants from the payments required under Paragraph V.C.

                3. If the Escrow Account has been terminated prior to the
            Effective Date and the monies deposited into the Escrow
      Account
            have been returned to the Settling Defendants, the Settling
            Defendants shall pay to the United States the following sums:
            (a)  $3,000,000 within thirty (30) days of the Effective
      Date;
            (b) $1,500,000 on the one year anniversary of the Effective
            Date; (c) $1,500,000 on the two year anniversary of the Effective Date; (d) $1,500,000 on the three year anniversary of
            the Effective Date; (e) $1,500,000 on the four year anniversary of the Effective Date; (f) an interest payment on the first anniversary of the Effective Date equal to the amount of interest accrued at the rate of four percent per annum on the
            outstanding balance of $9,000,000 running from the date that the
            $4,500,000 was originally placed in the Escrow Account;
      and (g)
            an interest payment on the second, third, and fourth anniversaries of the entry of the Effective Date equal to the
            amount of interest accrued during the previous one year period at the rate of seven percent per annum on the outstanding balance due. Payment under this Subparagraph V.A.3 shall not
            release the Settling Defendants from the payments required under
            Paragraph V.C.

             B.  Agreed Refund.     Litigation counsel for the United
      States
            have informed the Settling Defendants that a contractor who was involved with the Site is being investigated for possible fraud in connection with work performed at another site.
      Litigation
            counsel have further informed Settling Defendants that the investigation did not arise from allegations related to activities at the Site.

                1.   Litigation counsel for the United States have

            undertaken to inform the Settling Defendants when the

            investigation into that contractor's activities has been

            completed and whether that investigation showed that the United
            States incurred costs at the Site as a result of fraud by that contractor. The Settling Parties shall then attempt to agree as to whether and to what extent the United States incurred such fraudulent costs at the Site and, failing such agreement, and upon motion by any of the Settling Parties, such determination shall be made by order of the Court. In the event the Settling
            Parties agree or the Court determines that the United
      States
            incurred $500,000 or more in costs at the Site as a result of fraud involving said contractor, the Settling Defendants shall be entitled to a reduction in the amount of their settlement payments of two-thirds of the amount of the fraudulent charges above $500,000 ("agreed refund").

                2.   If the Settling Defendants are entitled to such
      an agreed
            refund under Subparagraph V.B.1 above, the agreed refund
      shall
            be disbursed to Settling Defendants from the Escrow
      Account in
            accordance with Paragraph II.D.of the Escrow Stipulation,
      and
            all remaining funds shall be disbursed to the United
      States.
            Provided, however, that if the amount of the agreed
      refund is
            determined prior to the Settling Defendants having made
      all
            payments required of them under Paragraph V.C, the agreed
      refund
            shall be made first by canceling the Settling Defendants' obligation to make future payments, and disbursements to the
            Settling Defendants from the Escrow Account shall be made
      only
            to the extent that the amount of the agreed refund
      exceeds the
            total of future payments. Any agreed refund that is made hereunder by canceling the Settling Defendants'
      obligation to
            make future payments shall be applied to future payments
      on a
            pro rata basis (such that each future payment is reduced
      by the
            same ratio as the agreed reduction bears to the total of
      future
            payments).  All funds in the Escrow Account that are not
      to be
            refunded to the Settling Defendants hereunder shall be
      disbursed
            to the United States pursuant to Paragraph II.D of the
      Escrow
            Stipulation.       3.   If the Escrow Account has been
      terminated
            prior to the Effective Date and the monies deposited into the
            Escrow Account have been returned to the Settling
      Defendants,
            the agreed refund shall be credited pro rata against payments due pursuant to Subparagraph V.A.3 above.

             C.  Six Annual Payments.  The Settling Defendants shall
      pay
            four million three hundred fifty thousand dollars
      ($4,350,000)
            plus interest to the United States within six years of the
            Effective Date as payment of a portion of Past Response
      Costs
            allegedly incurred by the United States in connection with the
            Site. If at the time any of the foregoing annual payments are due the Escrow Account has not been terminated, such payment(s)
            shall be made into the Escrow Account in accordance with Paragraph V.H.; if the Escrow Account has been terminated, such
            payment(s) shall be made to the United States in accordance with
            Paragraph V.H. The Settling Defendants' payment shall be made in accordance with the schedule set forth in Subparagraphs V.C.1 through V.C.6 below.

                1. First Annual Payment. On or before the one year anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the United States $633,333 plus interest.
      Interest shall
            be calculated from the period beginning on the Effective
      Date
            through to the date of payment of the $633,333 pursuant to this
            Subparagraph V.C.1. Interest during this period shall accrue on the outstanding balance of $4,350,000.

                2. Second Annual Payment. On or before the two year anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the United States $683,332 plus interest.
      Interest shall
            be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph V.C.1 through to the date of payment of the $683,332 pursuant to this Subparagraph
            V.C.2. Interest during this period shall accrue on the outstanding balance of $3,716,667.

                3. Third Annual Payment. On or before the three year
            anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the United States $683,334 plus interest.
      Interest shall
            be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph V.C.2 through to the date of payment of the $683,334 pursuant to this Subparagraph
            V.C.3. Interest during this period shall accrue on the outstanding balance of $3,033,335.

                4. Fourth Annual Payment. On or before the four year
            anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the United States $783,332 plus interest.
      Interest shall
            be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph V.C.3 through to the date of payment of the $783,332 pursuant to this Subparagraph
            V.C.4. Interest during this period shall accrue on the outstanding balance of $2,350,001.

                5. Fifth Annual Payment. On or before the five year anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the United States $783,334 plus interest.
      Interest shall
            be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph V.C.4 through to the date of payment of the $783,334 pursuant to this Subparagraph
            V.C.5. Interest during this period shall accrue on the outstanding balance of $1,566,669.

                6. Sixth Annual Payment. On or before the six year anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the United States $783,335 plus interest.
      Interest shall
            be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph V.C.5 through to the date of payment of the $783,335 pursuant to this Subparagraph
            V.C.6. Interest during this period shall accrue on the outstanding balance of $783,335.

             D. Rate of Interest. The rate of interest to be used in
            calculating annual interest payments pursuant to Subparagraphs
            V.C.1 through V.C.6 shall be an annual rate of five percent (5%).

             E. Insurance Recoveries. If the Settling Defendants, in their sole discretion, pursue claims against their insurance carriers, then, in further payment of a portion of Past Response
      Costs and
            a portion of Future Response Costs allegedly incurred by the
            United States in connection with the Site, the Settling Defendants shall pay to the United States thirty-five percent
            (35%) of all monies received by the Settling Defendants from any insurance company, insurance agent, insurance broker, or insurance carrier with respect to any insurance or related claim
            pertaining to the Site, net of any litigation expenses incurred by and not reimbursed to the Settling Defendants.  The
      Settling
            Defendants shall make the 35% payment(s) required pursuant to the preceding sentence within sixty (60) days of the Settling
            Defendants' receipt of any such monies from any insurance company, insurance agent, insurance broker, or insurance carrier.

             F.  Other potentially responsible parties.

                1. The Settling Defendants have assigned to the United States any and all claims for cost recovery (including contribution claims for cost recovery) that the Settling Defendants may have against Holt Cargo Systems, Inc., Delaware Avenue
      Enterprises,
            Inc., Cresmont Limited Partnership, their successors and assigns, and their officers, directors, shareholders, partners,
            employees, agents, and their successors (collectively, "Holt")
            with respect to the Site, and Holt has assigned all of its claims for cost recovery (including contribution claims for cost recovery) against Settling Defendants (and Settling
      Defendants'
            successors, assigns, officers, directors, shareholders, partners, employees, agents, and their successors) to the
      United
            States (which claims are subject to the covenant not to sue set forth below). These assignments, which become effective on the
            Effective Date, are attached as Exhibits A and B to this Consent
            Decree. In addition, the Settling Defendants have assigned, transferred, quitclaimed, and released to Delaware Avenue Enterprises, Inc. or its designees all of their right, title,
            and interest in and to the Site, including without limitation all easements, rights of way, usage, access or occupancy rights, all rights in and to any pipelines, tanks, equipment, and/or piers, and any other rights or privileges relating to or affecting the Site, and any obligations or restrictions binding
            upon or affecting in any way the Site, the owner or occupants thereof, their successors and assigns. The quitclaim deed is confirmed in an instrument duly acknowledged and in proper form for recording with the recorder's office, which deed becomes effective on the Effective Date and is attached as Exhibit C.

                2.  In further payment of a portion of Past Response
      Costs and
            a portion of Future Response Costs allegedly incurred by the
            United States in connection with the Site, the United
      States
            shall receive thirty-five percent (35%) of all monies recovered by the Settling Defendants in any action(s) that Settling Defendants may, in their sole discretion, bring against any
            other potentially responsible party(ies) at the Site, net of any litigation expenses incurred by and not reimbursed to the Settling Defendants. The Settling Defendants shall make the 35%
            payment(s) required pursuant to the preceding sentence within sixty (60) days of Settling Defendants' receipt of any such monies from any such potentially responsible party(ies). Nothing in this Paragraph V.F shall affect the subordination of
            Settling Defendants' claims against such other potentially responsible party(ies) pursuant to Section 113(f)(3)(C) of
            CERCLA, 42 U.S.C.  9613(f)(3)(C).

             G.  Allocation Between Response Costs and Natural
      Resource
            Damages. Ten thousand dollars ($10,000) paid to the United
            States pursuant to Paragraph V.A shall be deemed to be to the
            United States on behalf of the NOAA Damage Assessment and Restoration Revolving Fund. Four hundred ninety-seven thousand
            dollars ($497,000) paid to the United States pursuant to Paragraph V.A shall be deemed to be to the United States on
            behalf of the DOI Natural Resource Damage Assessment and Restoration Fund. In addition, five and five tenths percent
            (5.5%) of all accrued interest paid to the United States pursuant to Paragraph V.A shall be deemed to be to the
      United
            States on behalf of the DOI Natural Resource Damage
      Assessment
            and Restoration Fund. All remaining monies paid to the United
            States pursuant to Paragraph V.A shall be deemed to be to the
            United States on behalf of EPA in reimbursement of a portion of
            Past Response Costs incurred at the Site. All payments made to the United States pursuant to Subparagraphs V.C.1 through V.C.6 shall be deemed to be to the United States on behalf of EPA in reimbursement of a portion of Past Response Costs and Future
            Response Costs incurred at the Site.

             H.  Payment Method.  All payments required to be made to
      the
            Escrow Account pursuant to the preceding Paragraphs V.A
      and V.C
            shall be made by certified or cashier's check, payable to "Clerk, U.S.D.C.," and shall be accompanied by a letter referencing the caption of this case and stating that the check
            is a payment into the interest-bearing escrow account established by the parties' Joint Motion and Stipulation to
            Establish an Escrow Account, which was approved by the
      Court on
            January 10, 1995.   All other payments to the United
      States
            shall be by Electronic Funds Transfer (EFT or wire transfer) or by certified check to the U.S. Department of Justice lockbox bank, and referencing: CERCLA Number 03-3A; DOJ Case
      Number
            90-11-3-689; and the U.S. Attorney's Office File Number
      9002108.
             Any EFTs received at the United States Department of
      Justice
            lockbox bank after 4:00 P.M. (Eastern Time) will be credited on the next business day. Payment to the United States shall be made in accordance with written instructions provided by the
            United States within twenty (20) days of the Effective
      Date.  A
            written copy of the EFT payment authorization shall be sent to the United States.



            VI.  REIMBURSEMENT OF RESPONSE COSTS AND PAYMENT OF
            NATURAL
            RESOURCE DAMAGES TO THE COMMONWEALTH BY SETTLING
            DEFENDANTS



             A. Payment Specifications. Settling Defendants shall pay the
            Commonwealth one million dollars ($1,000,000) in settlement of the Commonwealth's claims for response costs and natural resource damages sought in this action. This payment shall
            consist of a $350,000 initial payment and four equal annual installment payments, plus interest. All payments to the Commonwealth shall be by certified or cashier's check(s)
      made
            payable to the Hazardous Sites Cleanup Fund. Payments shall reference the Publicker CERCLA Site. Payments shall be mailed certified or hand-delivered to:







                          George Danyliw

                          HSCA Manager - SE Region

                          Department of Environmental

                              Protection

                          Hazardous Sites Cleanup

                          Lee Park, Suite 6010

                          555 North Lane

                          Conshohocken, Pennsylvania  19428



            In the alternative, Settling Defendants may make payments to the
            Commonwealth by Electronic Funds Transfer (EFT or wire transfer)
            made to:

                State Depository Bank of Deposit:       Corestates

                State Depository Bank Code:             031000011

                State Depository Bank Account No.:      01966288



            At least five working days prior to any such EFT, the Settling
            Defendants shall notify the Commonwealth in writing of the expected date and amount of the EFT. Such notification shall be made to Lauree Balsbaugh, Bureau of Waste Management,
      Hazardous
            Sites Cleanup Program, 400 Market Street, 14th Floor
      RCSOB,
            Harrisburg, PA 17105-8471. Any EFTs received by the Commonwealth's bank after 4:00 p.m. (Eastern time) will be
            credited to the next business day.  The Settling
      Defendants
            shall also send a written copy of the EFT payment authorization to George Danyliw, HSCA Manager - SE Region, Department of
            Environmental  Protection, Hazardous Sites Cleanup, Lee
      Park,
            Suite 6010, 555 North Lane, Conshohocken, PA  19428.





             B. Initial Payment. The initial payment of $350,000 shall

             be made within ten (10) days of the Effective Date.

             C. Four Annual Payments. The Settling Defendants shall pay Six
            Hundred and Fifty Thousand Dollars ($650,000) plus interest to the Commonwealth within four years of the Effective Date to complete payment in settlement of the Commonwealth's claims for response costs and natural resource damages sought in this action. The Settling Defendants' payments shall be made in accordance with the schedule set forth in Subparagraphs
      C.1
            through C.4 below.



                1. First Annual Payment. On or before the one-year anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the Commonwealth $162,500 plus interest. Interest shall be calculated from the period beginning on the Effective
      Date
            through to the date of payment of the $162,500 pursuant to this
            Subparagraph C.1. Interest during this period shall accrue on the outstanding balance of $650,000.



                2. Second Annual Payment. On or before the two-year
            anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the Commonwealth $162,500 plus interest. Interest shall be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph C.1 through to the date of payment on the $162,500 pursuant to this Subparagraph
            C.2. Interest during this period shall accrue on the outstanding balance of $487,500.



                3.   Third Annual Payment.  On or before the
      three-year
            anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the Commonwealth $162,500 plus interest. Interest shall be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph C.2 through to the date of payment on the $162,500 pursuant to this Subparagraph
            C.3. Interest during this period shall accrue on the outstanding balance of $325,000.



                4. Fourth Annual Payment. On or before the four-year
            anniversary of the Effective Date, the Settling
      Defendants shall
            pay to the Commonwealth $162,500 plus interest. Interest shall be calculated from the period beginning on the date payment was made pursuant to the preceding Subparagraph C.3 through to the date of payment on the $162,500 pursuant to this Subparagraph
            C.4. Interest during this period shall accrue on the outstanding balance of $162,500.



             D. Rate of Interest.  The rate of interest to be used in
            calculating annual interest payments pursuant to Subparagraphs
            C.1 through C.4 shall be at the annual rate of seven and one-half percent (7.5%).

            VII.  FAILURE TO MAKE TIMELY PAYMENTS

             A. Acceleration. If the Settling Defendants fail to make any payments required by and in accordance with the schedule set forth in Section V (Reimbursement Of Response Costs And
      Payment
            Of Natural Resource Damages to the United States By
      Settling
            Defendants) or  Section VI (Reimbursement of Response
      Costs and
            Payment of Natural Resources Damages to the Commonwealth by
            Settling Defendants), and if such default is not cured within forty-five days, then, on the date on which such period for curing nonpayment expires, the United States and/or the Commonwealth may make a written demand, in the sole discretion
            of the demanding party, that Settling Defendants pay all amounts owed by Settling Defendants to the demanding party under this
            Consent Decree, including all future payments. If the United
            States and/or the Commonwealth makes such a demand, Settling
            Defendants shall be liable for and shall be required to pay the sum(s) demanded in accordance with Paragraph V.H. (as to the
            United States) and/or Paragraph VI.A. (as to the
      Commonwealth).
            Settling Defendants shall pay the Commonwealth a stipulated penalty in the amount of $250 per day for each day of failure to make payment to the Commonwealth beginning on the date on which such period for curing nonpayment expires. Such stipulated penalties are due and collectible immediately, and payment shall immediately be made to the Commonwealth as per the method specified in Paragraph VI.A.

             B.  Interest.

             1. To the United States. If Settling Defendants fail to make payments required by Section V (Reimbursement Of Response
      Costs
            And Payment Of Natural Resource Damages By Settling
      Defendants)
            or this Section VII (Failure To Make Timely Payments) in accordance with the schedule set forth in Section V and
      Section
            VII, Settling Defendants shall pay to the United States interest on the unpaid obligation from the first day payment is overdue until the obligation is paid in full. Interest shall accrue at the annual rate of seven percent. Interest pursuant to this
            Subparagraph VII.B.1 shall be paid to the United States at such time as Settling Defendants make late payment of the amounts due.

             2. To the Commonwealth. If Settling Defendants fail to make payments required by Section VI (Reimbursement of Response Costs and Payment of Natural Resources Damages to the Commonwealth by
            Settling Defendants) or this Section VII (Failure to Make
      Timely
            Payments) in accordance with the schedule set forth in Section
            VI and Section VII, Settling Defendants shall pay to the Commonwealth interest on the unpaid obligation from the first
            day payment is overdue until the obligation is paid in full.
            Interest shall accrue at the annual rate of seven and one-half percent (7.5%).  Interest pursuant to this Paragraph
      VII.B.2
            shall be paid to the Commonwealth at such time as Settling
            Defendants make late payment of the amounts due.

              C.  Debt Collection.  This Consent Decree shall be
      considered
            an enforceable judgment for purposes of post-judgment
      collection
            in accordance with Federal Rule of Civil Procedure 69 and
      the
            Federal Debt Collection Procedures Act, 28 U.S.C.
      3001-3308.
            Settling Defendants and the Commonwealth agree that the Commonwealth has rights equivalent to those possessed by the
            United States pursuant to the Federal Debt Collection
      Act, 28
            U.S.C.  3001-3308, and that counsel for the
      Commonwealth has
            powers equivalent to those of "Counsel for the United
      States" as
            defined by the Federal Debt Collection Act, 28 U.S.C.
            3001-3308, 3002(1).     D.  Non-exclusivity.  Payments
      made under
            Paragraphs VII.A, VII.B, and VII.C shall be in addition to any other remedies or sanctions available to the United
      States and
            the Commonwealth by virtue of Settling Defendants' failure to make timely payments required by this Consent Decree.



            VIII.  PAYMENT OF RESPONSE COSTS

            BY THE UNITED STATES AS COUNTERCLAIM DEFENDANT



             A.  Payment.  The United States, on behalf of Settling
      Federal
            Agencies, shall pay to the EPA Hazardous Substance
      Superfund
            $500,000, either: (1) if no appeal of the entry of this Consent
            Decree is filed, within 120 days after the time for filing an appeal of the entry of this Consent Decree has expired;
      or (2)
            if the entry of this Consent Decree is appealed, within 120 days after this Consent Decree is upheld on final appeal, including any denial of certiorari by the United States Supreme
      Court.
            Such payment shall constitute reimbursement of an agreed upon share of all Past Response Costs and all Future Response
      Costs
            subject to the proviso of Paragraph X.A. below. Payment to the
            EPA Hazardous Substance Superfund shall be by Electronic
      Funds
            Transfer (EFT or wire transfer) to the U.S. Department of Justice lockbox bank, and referencing: CERCLA Number
      03-3A; DOJ
            Case Number 90-11-3-689; and the U.S. Attorney's Office
      File
            Number 9002108. A written copy of the EFT payment authorization shall be sent to the United States. The United States, on
            behalf of Settling Federal Agencies, shall pay interest on the unpaid amount from the first day payment is overdue until the obligation is paid in full. Interest shall accrue at the rate as provided for in Section 107(a) of CERCLA, 42 U.S.C.
      9607(a).

             B.  Anti-Deficiency Act.  Payment by the Settling
      Federal
            Agencies pursuant to the preceding Paragraph VIII.A is subject to the availability of appropriated funds. No provision of this
            Consent Decree shall be interpreted as or constitute a commitment or requirement that the Settling Federal
      Agencies
            obligate or pay funds in contravention of the Anti-Deficiency
            Act, 31 U.S.C.  1341.

             C.  Full Satisfaction.  The payment of the Settling
      Federal
            Agencies set forth in Paragraph VIII.A of this Consent
      Decree is
            in full satisfaction and full settlement of all past and future
            CERCLA liability at the Site for the Settling Federal
      Agencies,
            subject to the proviso of Paragraph X.A below. The failure of the Settling Federal Agencies to make payment as provided by the preceding Paragraph VIII.A shall not void this Consent
      Decree or
            the covenants not to sue set forth in Paragraphs IX.A, IX.C, and
            X.A. However, this paragraph and this Consent Decree do not affect any potential liability of the Settling Federal
      Agencies
            to the Commonwealth pursuant to CERCLA, HSCA or any other statutory provision or common law theory.

            IX.  COVENANTS NOT TO SUE BY THE UNITED STATES AND THE
            COMMONWEALTH

             A. EPA/NOAA/DOI to Settling Defendants. In consideration of the payments that will be made by the Settling Defendants under the terms of the Consent Decree, and except as specifically provided in Paragraphs IX.E, IX.F, IX.G, IX.H, IX.J or
      X.B
            below, the United States covenants not to sue or to take administrative action against Settling Defendants and
      Settling
            Defendants' past or present corporate officers, directors, and employees pursuant to Sections 104, 106, 107(a), 107(f),
      113(f),
            or 113(g)(2) of CERCLA, 42 U.S.C.  9604, 9606, 9607(a),
            9607(f), 9613(f), 9613(g)(2), or Section 7003 of RCRA, 42
      U.S.C.
             6973, for performance of response actions at the Site, for
            Past Response Costs, for Future Response Costs, or for
      Natural
            Resource Damages. This covenant not to sue is effective on the
            Effective Date, subject to Paragraph IX.E below. This covenant not to sue extends only to Settling Defendants and the Settling
            Defendants' past or present corporate officers, directors, and employees and does not extend to any other person.

             B. EPA/NOAA/DOI to Settling Federal Agencies. Subject to the
            limitation for unknown conditions and information described in
            Paragraph IX.G, EPA covenants not to take administrative action against the Settling Federal Agencies under CERCLA or Section
            7003 of RCRA with respect to the Site, including, without limitation, claims for Past Response Costs, Future
      Response
            Costs, or future work with respect to the Site. Subject to the limitation for unknown conditions and information described in
            Paragraph IX.H., NOAA and DOI also covenant not to take administrative action against the Settling Federal
      Agencies
            under Section 107(a) or 107(f) of CERCLA, 42 U.S.C.
      9607(a),
            (f), for Natural Resource Damages in connection with the Site.

             C.  Settling Federal Agencies to Settling Defendants.
      Except
            as provided in Paragraph X.B, the United States covenants not to sue Settling Defendants or the Settling Defendants' past or present corporate officers, directors, or employees for contribution with respect to the Site on behalf of the
      Settling
            Federal Agencies.

             D.  Commonwealth to Settling Defendants.

                1.   Subject to the reservations provided in this
      Paragraph D.
            and Paragraphs IX.E, IX.F, IX.G, IX.H, IX.J, or X.B and
      in
            consideration of the payments paid by Settling
      Defendants, the
            Commonwealth covenants not to sue or to take
      administrative
            action against Settling Defendants and Settling
      Defendants' past
            or present corporate officers, directors, and employees
      pursuant
            to Sections 104, 106, 107(a), 107(f), 113(f) or 113(g)(2)
      of
            CERCLA, 42 U.S.C.    9604, 9606, 9607(a), 9607(f),
      9613(f), and
            9613(g)(2), Section 7003 of RCRA, 42 U.S.C.  6963, and
      Sections
            507, 701, 702, 1101, 1102, and 1114 of HSCA, 35 P.S.
            6020.507, 6020.701, 6020.702, 6020.1101, 6020.1102, and
            6020.1114 for performance of response actions at the Site, for
            Past Response Costs, for Future Response Costs, or for
      Natural
            Resource Damages.

                2.   Except with respect to future liability under
      HSCA, this
            covenant not to sue shall take effect upon the signing of
      this
            Consent Decree by the Parties.  With respect to future
      liability
            under HSCA, this covenant not to sue shall become
      effective upon
            certification by the Commonwealth in accordance with
      Section 706
            of HSCA, 35 P.S.   6020.706, that the remedial action[s]
      for the
            site have attained the performance standards as set forth in the Record[s] of Decision pertaining to the site and all remedial action[s] thereunder have been completed in accordance
            with the requirements of CERCLA, HSCA, and this Consent
      Decree.
            These covenants not to sue extend only to the Settling Defendants and Settling Defendants' past or present corporate
            officers, directors, and employees and do not extend to any other person.

             E. General Reservation of Rights. The covenants not to sue set forth in Paragraphs IX.A, IX.B, IX.C and IX.D do not pertain to any matters other than those expressly specified therein.
      The
            United States and the Commonwealth reserve, and this Consent
            Decree is without prejudice to, all rights against Settling
            Defendants and the Settling Defendants' corporate officers, directors, and employees with respect to all other matters.
            Except as provided in Paragraphs IX.A and IX.D, nothing contained herein shall in any way limit or restrict the response
            and enforcement authority of the United States or the Commonwealth to initiate or continue appropriate action, either
            judicial or administrative, under Sections 104, 106, and 107 of
            CERCLA, 42 U.S.C.  9604, 9606, and 9607, under RCRA,
      under
            HSCA, or under any other provision of law, against Settling
            Defendants, the Settling Defendants' corporate officers, directors, or employees, or against any other person or entity
            not a party to this Consent Decree.

             F. Additional Reservations. The covenants not to sue set
            forth in Paragraphs IX.A, IX.B, IX.C. and IX.D do not apply, inter alia, in the following circumstances:

                (1) the covenants to Settling Defendants (and not the covenant set forth in Paragraph IX.B) shall be null and void if Settling
            Defendants owe any amounts under this Consent Decree, other than during the 45-day cure period provided for in Paragraph
      VII.A,
            or are not in compliance with the other requirements of this
            Consent Decree, subject to Paragraphs XI.C and D, in which event the United States or the Commonwealth may continue this action or bring a separate action for (a) the full amount of unreimbursed response costs incurred and to be incurred in
            connection with the Site, (b) all interest accrued since December 19, 1990 pursuant to Section 107(a) of CERCLA, and/or(c) the full amount of Natural Resource Damages sustained
            in connection with the Site;

                (2) the covenants do not apply to disposal activities that took place at other sites;

                (3) the covenants do not apply to liability arising from any action taken by the Settling Defendants or their corporate officers, directors, or employees after the filing date of the
            Escrow Stipulation; and

                (4) the covenants do not apply to any criminal liability.

             G.  Specific Reservation With Respect To Unknown
      Conditions Or
            Information. Notwithstanding any other provision of this Consent Decree, the United States and/or the Commonwealth reserve, and this Consent Decree is without prejudice to, the
            right to institute proceedings in this action or in a new action, or to issue an administrative order, to compel
      Settling
            Defendants or the Settling Defendants' corporate officers, directors, or employees (1) to perform further response actions relating to the Site and/or (2) to reimburse the United
      States
            and/or the Commonwealth for additional response costs if

                (i) conditions at the Site, previously unknown to EPA and the
            Commonwealth on the motion for entry date of the Consent
      Decree,
            are discovered, or

                (ii) information, previously unknown to EPA and the
            Commonwealth on the motion for entry date of the Consent
      Decree,
            is received,

            and further response actions are needed or additional response costs are incurred due to these previously unknown conditions or information. Conditions at the Site known to EPA and the Commonwealth on the motion for entry date of the Consent
      Decree
            and information known to EPA and the Commonwealth on the motion for entry date of the Consent Decree include only information contained in documents in the files of EPA Region III, EPA's
            Office of Solid Waste and Emergency Response (OSWER), and
      EPA's
            Office of Enforcement and Compliance Assurance (OECA) at the
            motion for entry date of the Consent Decree.

             H. Reservations Concerning Natural Resource Injury. Notwithstanding any other provision of this Consent
      Decree, the
            United States, on behalf of its natural resource trustees, and the Commonwealth, reserve the right to institute proceedings against Settling Defendants and the Settling Defendants' corporate officers, directors, and employees in this action or
            in a new action seeking recovery of Natural Resource
      Damages,
            based on:

             (a) conditions with respect to the Site, unknown to the United
            States and the Commonwealth at the motion for entry date of this
            Consent Decree, that result in releases of hazardous substances that contribute to injury to, destruction of, or loss of natural resources;  or

             (b) information received after the motion for entry date of the
            Consent Decree which indicates that there is injury to, destruction of, or loss of natural resources of a type that was
            unknown, or of a magnitude substantially greater than was known, to the United States or the Commonwealth at the motion for entry date of this Consent Decree.

            The information and conditions known (whether actually or by assumption) to the United States or the Commonwealth at the motion for entry date of this Consent Decree include without limitation the following:

             1. With regard to terrestrial resources: soil and sediment have been contaminated at the concentrations specified in the attached tables (labeled as Exhibit D to this Consent
      Decree)
            and such contamination levels pose Site-wide toxicity threats;

             2.  With regard to aquatic resources:

                      a.  Releases from the Site have resulted in
      sediment
            contamination in the slip areas by one or more of the following organic chemicals or trace elements at a concentration equal to or greater than the NOAA ER-M value (the median concentration in the effects range above which toxic effects on aquatic life usually or frequently occur): arsenic, chromium, copper, lead, mercury, zinc, total PAHs, and total PCBs.

                b.  For purposes of the preceding Subparagraph
      VIII.G.2.(a),
            the ER-M values (in ppm dry weight) are as follows:
      arsenic, 70;
            chromium, 370; copper, 270; lead, 223; mercury, O.71;
      zinc, 410;
            total PAHs, 44.79; total PCBS, 0.18.

             3. The information contained in documents in the files of EPA
            Region III, EPA's Office of Solid Waste and Emergency
      Response
            (OSWER), and EPA's Office of compliance Assurance (OECA), in
            DOI's files, and in NOAA's files prior to the motion for entry date of the Consent Decree.

             I. Knowledge of the Commonwealth.  In addition to the
            conditions and information described in Paragraphs IX.G and
            IX.H, the conditions and information known to the Commonwealth include information actually possessed by the Commonwealth prior to the motion for entry date of the Consent Decree. Such information includes, but is not limited to, all reports, writings, charts, graphs, data or other documents, which are in
            the possession of the Commonwealth relating to the Site.

             J.  Representations Regarding Settling Defendants'
      Financial
            Condition. The covenants not to sue set forth in Paragraphs
            IX.A and IX.C shall be null and void if Settling
      Defendants'
            representation in Paragraph I.G above is false and Settling
            Defendants have materially understated their financial strength or results of operations in any SEC Form identified in Paragraph
            I.G.

             K. Response Action Authority. Notwithstanding any other
            provision of this Consent Decree, the United States and/or the
            Commonwealth retain all authority and reserve all rights to take any and all response actions authorized by law.

             L. Agreement Between NOAA and DOI. Upon NOAA's receipt of the
            $10,000 pursuant to Paragraph V.G, NOAA shall be deemed to have assigned to DOI all monies, rights, or interests obtained by
            NOAA in the Settlement Agreement with Freedom Savings and
      Loan
            Association and other parties that was approved by the Court of
            Appeals for the Second Circuit in the opinion styled In
      re:
            Cuyahoga Equipment Corp., 980 F.2d 110 (2d Cir. 1992).

            X.  COVENANT NOT TO SUE BY SETTLING DEFENDANTS

             A.  Settling Defendants hereby covenant not to sue and
      agree
            not to assert any claims or causes of action against the
      United
            States and/or the Commonwealth with respect to the Site
      or this
            Consent Decree, including, but not limited to: (i) any
      direct or
            indirect claim for reimbursement from the Hazardous
      Substance
            Superfund (established pursuant to the Internal Revenue
      Code, 26
            U.S.C.  9507) through CERCLA Sections 106(b)(2), 111,
      112,
            113(f), or 113(g)(2); (ii) any direct or indirect claim
      for
            reimbursement, contribution, and/or indemnity from the Pennsylvania Hazardous Sites Cleanup Fund through Section
      505(f)
            of HSCA, 35 P.S.  6020.505(f), or based on any other
      statutory
            provision or common law theory; (iii) any claim against
      the
            United States, including any agency, department, instrumentality, or other constituent component of the
      United
            States or any employee of the United States, under CERCLA Sections 107, 113(f), or 113(g)(2) related to the Site;
      (iv) any
            claims against the Commonwealth under CERCLA Sections
      107,
            113(f) or 113(g)(2), or HSCA Sections 507, 701, 702, or
      1114;
            or (v) any claims arising out of response activities at
      the
            Site, including any claims asserted against the United
      States'
            or the Commonwealth's contractors; provided, however,
      that to
            the extent that Settling Defendants are sued under the
      reopener
            clause in Paragraph IX.G or IX.H above, neither this
      covenant
            not to sue by the Settling Defendants nor any provision
      of this
            Consent Decree shall bar Settling Defendants from
      claiming or
            counterclaiming against the United States or the
      Commonwealth
            with respect to the amount obtained from the Settling
      Defendants
            in such subsequent lawsuit or administrative action
      brought by
            the United States or the Commonwealth.   The United
      States and
            the Commonwealth will interpose no objection to such claim or counterclaim based on said covenant not to sue or any other provision of this Consent Decree. Nothing in this Consent
            Decree shall be deemed to constitute preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C.
      9611,
            or 40 C.F.R.  300.700(d).

             B.  The covenants not to sue set forth in Paragraphs
      IX.A,
            IX.C and IX.D do not apply to and are null and void as to any past or present corporate officer, director, or employee of the
            Settling Defendants who brings an action against the United
            States and/or the Commonwealth, including any agency, department, instrumentality, or other constituent component of
            the United States or the Commonwealth, or any employee of the
            United States or the Commonwealth, pertaining to the Site.

            XI.  EFFECT OF SETTLEMENT; CONTRIBUTION PROTECTION

             A. Nothing in this Consent Decree shall be construed to create any rights in, or grant any cause of action to, any person not a party to this Consent Decree. The preceding sentence shall not be construed to waive or nullify any rights that any person not a signatory to this decree may have under applicable law.
      Each
            of the Settling Parties expressly reserves any and all rights
            (including, but not limited to, any right to contribution), defenses, claims, demands, and causes of action which each party may have with respect to any matter, transaction, or occurrence relating in any way to the Site against any person not a party hereto.

             B. With regard to claims for contribution for matters addressed in this Consent Decree, the United States and the
            Settling Defendants agree that Settling Defendants and the
            Settling Federal Agencies are entitled to such protection from contribution actions or claims as is provided by Section 113(f)(2) of CERCLA, 42 U.S.C. 9613(f)(2), and the
            Commonwealth and Settling Defendants agree that Settling Defendants are entitled to such contribution protection as is
            provided by said Section 113(f)(2). With regard to HSCA claims for contribution against Settling Defendants for matters addressed in this Consent Decree, the Commonwealth and the
            Settling Defendants agree that Settling Defendants are entitled to such protection from contribution actions or claims as is provided by Section 705(c)(2) of HSCA, 35 P.S.
      6020.705(c)(2).
             Settling Defendants shall be entitled to such protection from claims for contribution as is provided by Section 113(f) of
            CERCLA and by 705(c)(2) of HSCA which protection shall take effect upon the Effective Date and which shall be effective if
            Settling Defendants do not owe any amounts under this Consent
            Decree, other than during the 45-day cure period provided for in
            Paragraph VII.A, or are otherwise in compliance with the terms of this Decree, subject to Paragraphs XI.C and D.

             C.  Settling Defendants agree that with respect to any
      suit or
            judicial claim for contribution brought by any of
      Settling
            Defendants for matters related to this Consent Decree or
      the
            Site and with respect to any insurance or related
      judicial claim
            brought by any of Settling Defendants for matters related
      to
            this Consent Decree or the Site, Settling Defendants will
      notify
            the United States in writing no later than 60 days prior
      to the
            initiation of such suit or judicial claim.  Settling
      Defendants
            shall pay a stipulated penalty in the amount of $1,500
      per day
            for each day that notice required under this Paragraph
      XI.C is
            not given for the first seven days of such failure, and
      $2,500
            per day for each day that such notice is not given thereafter.
            Stipulated penalties are due and payable within thirty
      (30) days
            of Settling Defendants' receipt from EPA of a demand for payment of the penalties. All payments pursuant to this Paragraph XI.C shall be paid by certified check made payable to the "EPA Hazardous Substance Superfund," shall be mailed to EPA,
      Region
            III, Attention: Superfund Accounting, P.O. Box 360515, Pittsburgh, PA 15251-6515, and shall reference CERCLA
      Number
            03-3A and DOJ Case Number 90-11-3-689. Copies of checks paid pursuant to this Paragraph XI.C shall be sent to the United
            States. Notwithstanding any other provision of this Consent
            Decree, the Covenant Not to Sue by the United States under
            Section IX above and the Contribution Protection under Section
            XI above shall not be affected by a violation of the notice requirement of this Paragraph XI.C so long as the Settling
            Defendants provide notice sufficient in content and in time so that the rights and interests of the United States are not prejudiced.

             D. Settling Defendants also agree that, with respect to any suit or judicial claim for contribution brought against either of them for matters related to this Consent Decree, Settling
            Defendants will notify in writing the United States within 10 days of service of the complaint on either of them. In addition, Settling Defendants shall notify the United
      States
            within 10 days of service or receipt of any dispositive motion and within 10 days of receipt of any order from a court setting a case for trial. Settling Defendants shall pay a stipulated penalty in the amount of $1,500 per day for each day that notice required under this Paragraph XI.D is not given for the first seven days of such failure, and $2,500 per day for each day that such notice is not given thereafter. Stipulated penalties are due and payable within thirty (30) days of Settling
      Defendants'
            receipt from EPA of a demand for payment of the penalties. All payments pursuant to this Paragraph XI.D shall be paid by certified check made payable to the "EPA Hazardous
      Substance
            Superfund," shall be mailed to EPA, Region III,
      Attention:
            Superfund Accounting, P.O. Box 360515, Pittsburgh, PA 15251-6515, and shall reference CERCLA Number 03-3A and
      DOJ Case
            Number 90-11-3-689. Copies of checks paid pursuant to this
            Paragraph XI.D shall be sent to the United States. Notwithstanding any other provision of this Consent
      Decree, the
            Covenant Not to Sue by the United States under Paragraph
      IX
            above and the Contribution Protection under Paragraph XI above shall not be affected by a violation of the notice requirement of this subparagraph so long as the Settling Defendants provide notice sufficient in content and in time so that the rights and interests of the United States are not prejudiced.

             E. In any subsequent administrative or judicial proceeding initiated by the United States and/or the Commonwealth for injunctive relief, recovery of response costs, or other appropriate relief relating to the Site, Settling
      Defendants and
            Settling Defendants' past or present corporate officers, directors, or employees shall not assert, and may not maintain,
            any defense or claim based upon the principles of waiver, res judicata, collateral estoppel, issue preclusion, claim-splitting, or other defenses based upon any contention
            that the claims raised by the United States or the Commonwealth in the subsequent proceeding were or should have been brought in the instant case; provided, however, that nothing in this Paragraph XI.E affects the enforceability of the covenants not
            to sue set forth in Section IX (Covenant Not To Sue By the
            United States and the Commonwealth).  However, the
      Settling
            Defendants expressly reserve the right to assert any and all other possible defenses and claims against the United
      States
            and/or the Commonwealth in any subsequent administrative or judicial proceeding initiated by the United States or the Commonwealth pursuant to this Consent Decree.
      Notwithstanding
            the foregoing, nothing in this Paragraph affects the enforceability of the covenants not to sue set forth in this
            Consent Decree.

             F. This Consent Decree was negotiated at arms' length, is a settlement of contested claims, and is executed by the Settling
            Parties in good faith to minimize litigation. The participation by Settling Defendants in this Consent Decree shall not be considered an admission of liability and shall not be admissible in evidence against Settling Defendants in any judicial or administrative proceeding other than a proceeding between the
            Settling Parties to adjudicate, interpret, or enforce this
            Consent Decree.

             G. Settling Defendants acknowledge that the United
      States
            and/or the Commonwealth have no obligation to defend
      Settling
            Defendants in any suit, demand or claim for contribution for any matters arising from the release and threatened release of hazardous substances at the Site, arising out of the CERCLA actions at the Site, or arising out of this Consent
      Decree.

             H. The representations in Paragraphs 15 and 16(c) of the
            Agreement In Principle between the United States and the Settling Defendants are not extinguished by this Consent
      Decree.

            XII.  ACCESS TO INFORMATION

             A. Settling Defendants shall provide to EPA and/or the Commonwealth, upon request, copies of all documents and information within their possession or control or that of their
            contractors or agents relating to the Site or to the implementation of this Consent Decree. Settling
      Defendants
            shall also make available to EPA and/or the Commonwealth, for purposes of investigation, information gathering, or testimony, their employees, agents, or representatives with knowledge of relevant facts concerning the Site.

             B.  Settling Defendants may assert business
      confidentiality
            claims covering part or all of the documents or information submitted to the United States under this Consent Decree to the extent permitted by and in accordance with Section
      104(e)(7) of
            CERCLA, 42 U.S.C.  9604(e)(7), and 40 C.F.R.  2.203(b).
            Documents or information determined to be confidential by EPA will be afforded the protection specified in 40 C.F.R.
      Part 2,
            Subpart B. If no claim of confidentiality accompanies documents or information when they are submitted to EPA, or if EPA has notified Settling Defendants that the documents or information are not confidential under the standards of Section
      104(e)(7) of
            CERCLA, the public may be given access to such documents or information without further notice to Settling
      Defendants.

             C. Settling Defendants may assert that certain documents,
            records and other information are privileged under the attorney-client privilege or any other privilege recognized by
            federal law. If Settling Defendants asserts such a privilege in lieu of providing documents, Settling Defendants shall provide the United States and the Commonwealth with the following: (1)
            the title of the document, record, or information; (2) the date of the document, record, or information; (3) the name and title of the author of the document, record, or information;
      (4) the
            name and title of each addressee and recipient; (5) a description of the contents of the document, record, or information: and (6) the privilege asserted by Settling Defendants. If a claim of privilege applies only to a portion
            of a document, the document shall be provided to the United
            States in redacted form to mask only the portion of the document claimed to be privileged.

             D. No claim of confidentiality shall be made with respect to any data, including, but not limited to, all sampling, analytical, monitoring, hydrogeologic, scientific, chemical, or
            engineering data, or any other documents or information evidencing conditions at or around the Site.

            XIII.  RETENTION OF RECORDS

             A. Unless otherwise authorized in writing by the United
      States
            and the Commonwealth, Settling Defendants shall preserve and retain all records and documents now in their possession or control or which come into their possession or control that relate in any manner to the Site or the liability of any person for response actions conducted and to be conducted at the Site, regardless of any corporate document retention policy to the contrary.

             B.  At any time after the Effective Date, the United
      States
            and/or the Commonwealth shall have the right, upon written notice to the Settling Defendants, to review all such records and documents at the Settling Defendants' offices or at such other locations where the records and documents are stored.
            Prior to such review, Settling Defendants may assert that any record or document to be reviewed by the United States or the
            Commonwealth is privileged in accordance with Paragraph
      XII.C,
            in which event Settling Defendants shall provide to the United
            States and/or the Commonwealth the information required under that Paragraph. If the Settling Defendants do not assert such privilege with respect to a record or document prior to review by the United States or the Commonwealth, the Settling Defendants shall be deemed to have waived any privilege with
            respect to the record or document.

             C. Notwithstanding anything to the contrary in the foregoing
            Paragraphs XIII.A or XIII.B, at any time twelve months or more after the Effective Date, the Settling Defendants may send a notice in writing by certified mail to the United States and the
            Commonwealth of the Settling Defendants' intention to destroy specified records or documents, or groups of records or documents. If within fourteen (14) days after receiving such
            notice, neither the United States nor the Commonwealth directs the Settling Defendants to deliver the specified records or documents, or groups of records or documents, to the United
            States or to the Commonwealth, the Settling Defendants may, at
            their option, destroy said specified records or documents or groups of records or documents; provided, however, that Settling
            Defendants shall not destroy any record or document with respect to which Settling Defendants shall have asserted a claim of privilege in accordance with Paragraph XIII.B.

             D. Settling Parties hereby certify that, to the best of their knowledge, they have not altered, mutilated, discarded, destroyed or otherwise disposed of any records, documents
      or
            other information relating to their potential liability regarding the Site since notification of potential liability by
            the United States or the filing of this action regarding the
            Site and that Settling Parties have, to the best of their knowledge, fully complied with any and all EPA requests for
            information pursuant

            to Section 104(e) of CERCLA and production requests served in this action pursuant to Fed.R.Civ.P. 34.

            XIV.  NOTICES

             A. Whenever, under the terms of this Consent Decree, written notice is required to be given or a document is required to be sent by one party to another, it shall be directed to the individuals at the addresses specified below, unless those
            individuals or their successors give notice of a change to the other parties in writing. All notices and submissions shall be considered effective upon receipt, unless otherwise provided.
            Written notice as specified herein shall constitute complete satisfaction of any written notice requirement of the Consent
            Decree with respect to the United States, EPA, the Commonwealth and Settling Defendants, respectively.



            As to the United States:



            Chief, Environmental Enforcement Section

            Environment and Natural Resources Division

            U.S. Department of Justice

            P.O. Box 7611

            Washington, D.C.  20044-7611

             Re: DOJ # 90-11-3-689



            Susan Dein Bricklin

            Assistant United States Attorney

            615 Chestnut Street, Suite 1250

            Philadelphia, PA  19106



            Brian M. Nishitani (3RC33)

            Sr. Assistant Regional Counsel

            U.S. Environmental Protection Agency Region III

            841 Chestnut Street

            Philadelphia, PA  19107



            As to EPA:



            Brian M. Nishitani (3RC31)

            Sr. Assistant Regional Counsel

            U.S. Environmental Protection Agency Region III

            841 Chestnut Street

            Philadelphia, PA  19107











            As to the Commonwealth:



            George Danyliw

            HSCA Manager - SE Region

            Department of Environmental  Protection

            Hazardous Sites Cleanup

            Lee Park, Suite 6010

            555 North Lane

            Conshohocken, Pennsylvania  19428



            Patrick H. Zaepfel

            Assistant Counsel

            Office of Chief of Counsel

            Department of Environmental Protection

            400 Market Street

            9th Floor

            Harrisburg, Pennsylvania  17105-8464



            As to Settling Defendants:



            James J. Weis

            President

            Publicker Industries Inc.

            1445 East Putnam Avenue

            Old Greenwich, CT  06870



            Joseph D'Amato

            Sagrocry, Inc.

            1445 East Putnam Avenue

            Old Greenwich, CT  06870



            Timothy A. Vanderver, Jr.

            PATTON BOGGS, L.L.P.

            2550 M Street, N.W.

            Washington, D.C.  20037



            XV.  EFFECTIVE DATE

             The effective date of this Consent Decree shall be the date upon which this Consent Decree is entered by the Court, except as otherwise provided herein.

            XVI.  RETENTION OF JURISDICTION

             This Court retains jurisdiction over both the subject matter of this Consent Decree and Settling Parties for the duration of the performance of the terms and provisions of this Consent
      Decree
            for the purpose of enabling any of the Settling Parties to apply to the Court at any time for such further order, direction, and relief as may be necessary or appropriate for the construction or modification of this Consent Decree, or to effectuate or enforce compliance with its terms.

            XVII.  LODGING AND OPPORTUNITY FOR PUBLIC COMMENT

             A. This Consent Decree shall be lodged with the Court for a period of not less than thirty (30) days for public notice and comment. The United States reserves the right to withdraw or withhold its consent if the comments regarding the Consent
            Decree disclose facts or considerations which indicate that the
            Consent Decree is inappropriate, improper, or inadequate. Settling Defendants consent to the entry of this Consent
      Decree
            without further notice.

             B. This Consent Decree shall be lodged with the Court for not less than sixty (60) days and until the requirements of Section
            1113 of HSCA, 35 P.S.  6020.1113, are met.  The
      Commonwealth
            reserves the right to withdraw or withhold its consent if the comments regarding this Consent Decree disclose facts or considerations which indicate that this Consent Decree is inappropriate, improper or not in the public interest.

             C. If for any reason the Court should decline to approve this
            Consent Decree in the form presented, this agreement is voidable at the sole discretion of any party and the terms of the agreement may not be used as evidence in any litigation.

             D. If entry of the Consent Decree is reversed on appeal, all money paid to the United States by the Settling
      Defendants shall
            be returned to the payor.

            XVIII.  SIGNATORIES

             A.  The undersigned representative of the Settling
      Defendants
            and the Assistant Attorney General for the Environment and
            Natural Resources Division of the Department of Justice each certifies that he or she is fully authorized to enter into the terms and conditions of this Consent Decree and to execute and legally bind such party to this document.

             B.  Upon Settling Defendants' signature of this Consent
      Decree,
            Settling Defendants hereby agree not to oppose entry of this
            Consent Decree by this Court or to challenge any provision of this Consent Decree unless the United States has notified Settling Defendants in writing that it no longer supports entry
            of the Consent Decree.

            SO ORDERED THIS          DAY OF              , 1995.





                                          United States District
            Judge
THE UNDERSIGNED PARTIES enter into this Consent Decree in the matter of United States v. Publicker Industries Inc., et al.,
            Civil Action No. 90-7984, relating to the Publicker
      Industries
            Superfund Site:



                               FOR THE UNITED STATES OF AMERICA:





            Date: _______________
      ___________________________________

                               LOIS J. SCHIFFER

                               Assistant Attorney General

                               Environment and Natural Resources

                                  Division

                               U.S. Department of Justice

                               Washington, D.C.  20530





            Date: _______________
      ___________________________________

             MICHAEL R. STILES

                               United States Attorney

                               Eastern District of Pennsylvania

                               U.S. Department of Justice





            Date: _______________
      ___________________________________

                               SUSAN DEIN BRICKLIN

                               Assistant United States Attorney

                               Eastern District of Pennsylvania

                               U.S. Department of Justice

                               615 Chestnut Street, Suite 1250

                               Philadelphia, PA  19106
                               (215) 451-5318





            Date: _______________
      ___________________________________

                               DAVID ROSSKAM

                               Trial Attorney

                               Environmental Enforcement Section

                               Environment and Natural Resources

                                  Division

                               U.S. Department of Justice

                               P.O. Box 7611

                               Washington, D.C.  20044-7611

                               (202) 514-3974













            Date: _______________
      ___________________________________

                               MARK NITCZYNSKI

                               ROBIN RICHARDSON

                               Trial Attorneys

                               Environmental Defense Section

                               Environment and Natural Resources

                                  Division

                               U.S. Department of Justice

                               10th St. & Pennsylvania Ave., N.W.

                               Washington, D.C.  20530













            Date: _______________
      ___________________________________

                               W. MICHAEL MCCABE
                               Regional
            Administrator,
            Region III

                                  Agency

                               841 Chestnut Building

                               Philadelphia, PA  19107













            Date: _______________
      ___________________________________

                               MARCIA E. MULKEY

                               Regional Counsel, Region III

                               U.S. Environmental Protection Agency

                               841 Chestnut Building

                               Philadelphia, PA  19107















            Date: _______________
      ___________________________________

             BRIAN M. NISHITANI

                               Sr. Assistant Regional Counsel,
                                  Region III

                               U.S. Environmental Protection Agency

                               841 Chestnut Building

                               Philadelphia, PA  19107





                               FOR THE COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF ENVIRONMENTAL

            PROTECTION





            Date: _______________
      ___________________________________

                BRUCE D. BEITLER

                               Environmental Cleanup Manager

                               SE Region

                               Department of Environmental
                               Protection





            Date:
            _______________    ___________________________________

                 PATRICK
            H. ZAEPFEL

                               Assistant Counsel

                               Office of Chief Counsel

                               Bureau of Hazardous Sites and

                                  Superfund Enforcement

                               Department of Environmental
                               Protection

























            THE UNDERSIGNED PARTIES enter into this Consent Decree in the matter of United States v. Publicker Industries Inc., et al.,
            Civil Action No. 90-7984, relating to the Publicker
      Industries
            Superfund Site:





                               FOR PUBLICKER INDUSTRIES INC.:





            Date: _______________
      ___________________________________

                               JAMES J. WEIS

                               President

                               Publicker Industries Inc.

                               1445 East Putnam Avenue

                               Old Greenwich, CT  06870





                               FOR SAGROCRY, INC.





            Date: _______________
      ___________________________________

                               JOSEPH D'AMATO
                               Sagrocry, Inc.

                               1445 East Putnam Avenue

                               Old Greenwich, CT  06870





            Attorney-of-record for Publicker Industries Inc. and
      Sagrocry,
            Inc.:





            Date:  _______________
      ___________________________________
                               Timothy A. Vanderver, Jr.

                               PATTON BOGGS, L.L.P.

                               2550 M Street, N.W.

                               Washington, D.C.  20037

                               (202) 457-6000